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                                                                 EXHIBIT 99.1(b)


                             ARTICLES SUPPLEMENTARY
                                       OF
                         PRUDENTIAL JENNISON FUND, INC.

                                 * * * * * * *
                          Pursuant to Section 2-208.1
                    of the Maryland General Corporation Law
                                 * * * * * * *

     Prudential Jennison Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 2,500,000,000 shares of common stock, par value $.001 each, having an aggregate par value of $2,500,000, and the total number of shares of common stock that the Corporation has authority to issue is not being increased or decreased.

     THIRD: Of the 2,500,000,000 shares which the Corporation has authority to issue, 1,250,000,000 shares, including all outstanding shares of common stock, shall be a separate series of common stock, which, until the filing of articles of amendment changing their designation, remain designated "common stock" and 1,250,000,000 shares shall be of a series of common stock designated "Prudential Jennison Growth and Income Fund." The aggregate par value of each series is $1,250,000 and the aggregate par value of Class A shares within each series is $500,000, and of each of Class B, Class C and Class Z shares within each series is $250,000. Each such series shall be divided into four classes, as follows:
500,000,000 shares of Class A common stock, 250,000,000 shares of Class B common stock, 250,000,000 shares of Class C common stock and 250,000,000 shares of Class Z common stock.

     FOURTH: The foregoing amendments do not change the preferences, conver-sion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation, except that, as contemplated by Article IV, Section 2 of the charter, the "common stock" series of common stock and "Prudential Jennison Growth and Income Fund" shall be related to separate portfolios of investments, and thus shall have all of the powers, preferences, and voting or other special rights, and the qualifications, restrictions and limitations set forth in
Article IV, Section 7 of the charter of the Corporation.


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     FIFTH:  In accordance with Section 2-105(c) of the Maryland General
Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on July 9, 1996, to designate the 2,500,000,000 shares the Corporation has authority to issue into two series of 1,250,000,000 shares each, each series to consist of 500,000,000 shares of Class A common stock, 250,000,000 shares of Class B common stock, 250,000,000 shares of Class C common stock and 250,000,000 shares of Class Z common stock.

     IN WITNESS WHEREOF, PRUDENTIAL JENNISON FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on August 30, 1996.

                                        PRUDENTIAL JENNISON FUND, INC.



                                        By  /s/ Robert F. Gunia
                                            ---------------------
                                            Robert F. Gunia
                                            Vice President


Attest:  /s/ Ellyn C. Vogin
         ---------------------
         Ellyn C. Vogin
         Assistant Secretary


     THE UNDERSIGNED, Vice President of Prudential Jennison Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        /s/ Robert F. Gunia
                                        --------------------------
                                        Robert F. Gunia
                                        Vice President